Blue Sphere Corporation - 10-K

Exhibit 10.231

PROMISSORY NOTE

August 20, 2017

Las Vegas, Nevada	$200,000.00

FOR VALUE RECEIVED, the undersigned, Blue sphere corporation a Nevada Company (“Blue sphere”), promises to pay GLOBAL SMART CARDS INC (the “Lender”) at 19528 Ventura Blvd. Tarzana CA 91356 or such other address as the Lender shall specify in writing, the principal sum of $200,000.00 (the “Loan Amount”) or so much thereof as may be advanced by the Lender to Blue sphere and is outstanding hereunder and interest at the annual rate set forth below on the unpaid balance of the principal amount pursuant to the terms of this Promissory Note (the “Note”).

1.             Principal Payments. The unpaid principal balance of the Note, or any portion thereof, shall be due and payable within 90 calendar days from the date the Loan Amount is received by Blue sphere (or sooner as provided herein).

2.             Payment of Interest. Interest shall accrue on the outstanding principal balance hereof at an absolute return of 10%in 90 calendar days (“Interest Rate”) or an interest rate of 30% calculated on the basis ofa 360-day year. Interest hereunder shall be paid on the Maturity Date (or sooner as provided herein) to the Lender or its assignee.

3.             Application of Payments. All payments made on this Note (including, without limitation, prepayments) shall be applied, at the option of the Lender, first to late charges and collection costs, if any, then to accrued interest and then to principal. The outstanding principal amount of this Note may be prepaid by Blue sphere upon notice to the Lender in whole at any time or in part from time to time without any prepayment penalty or premium; provided, that upon any such prepayment, any interest due to the date of such prepayment on such prepaid amount shall also be paid.

4.             Wire of Loan Amount. The Lender shall wire the Loan Amount in US Dollars by wire transfer to the account set forth below.

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5.             Costs, Indemnities and Expenses. Blue sphere agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect this Note, including reasonable attorneys’ fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings. Blue sphere agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and Blue sphere agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

6.             Event of Default. An “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following: (i) Blue sphere should fail for any reason or for no reason to make any payment of the principal, interest, costs, indemnities, fees or expenses pursuant to this Note within 15 calendar days after such payment is demanded; (ii) failure by Blue sphere for 15calendar days after notice to it to satisfy any of its other obligations or requirements or comply with any of its other agreements under this Note; or (iii) any proceedings under any bankruptcy laws of the United States of America or under any insolvency, reorganization, receivership, readjustment of debt, dissolution, liquidation or any similar law or statute of any jurisdiction now or hereinafter in effect (whether in law or at equity) is filed against Blue sphere or for all or any part of its property. Upon an Event of Default (as defined above), the entire principal balance and accrued interest outstanding under this Note, and all other obligations of Blue sphere under this Note, shall be accelerated and immediately due and payable without any action on the part of the Lender. Upon and Event of Default the Lender shall be entitled to seek and institute any and all remedies available to it.

7.             Unsecured. This Note is unsecured yet no debt is senior to this Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than debt secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

8.             Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

9.             Amendment and Waiver. This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

10.          Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

11.          Assignment. This Note shall not be directly or indirectly assignable or delegable by Blue sphere. The Lender may assign this Note as long as such assignment complies with the Securities Act of 1933, as amended and is made with the prior written consent of Blue sphere.

12.          Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

13.          Notices, Consents, etc. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and electronic mail addresses for such communications shall be:

or at such other address and/or electronic mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender containing the time, date, of such electronic mail transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, proof of receipt by electronic or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

14.          No Inconsistent Agreements. None of the parties hereto will hereafter enter into any agreement which is inconsistent with the rights granted to the parties in this Note.

15.          Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successors and assigns, any rights or remedies under or by reason of this Note.

16.          Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR THE LENDER TO LOAN TO BLUESPHERE THE MONIES HEREUNDER, BLUESPHERE HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS NOTE AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

17.          Entire Agreement. This Note sets forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, Bluesphere has executed this Promissory Note as of the date first written above.

Blue sphere Corporation By:Shlomo Palass Its: CEO

By:	/s/ Shomi Palas

Global Smart cards inc.

By:	/s/ Global Smart cards inc.
Name:
Title: